       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1996
                                                            Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SUMMIT BANCORP
             (Exact Name of Registrant as Specified in its Charter)

       OHIO                                      34-1599501

(State of Incorporation)             (I.R.S. Employer Identification Number)

                   2680 WEST MARKET STREET, AKRON, OHIO 44333
               (Address of Principal Executive Offices) (Zip Code)

                                 SUMMIT BANCORP
                            1989 STOCK INCENTIVE PLAN
                            (Full Title of each Plan)

             DAVID C. VERNON, PRESIDENT AND CHIEF EXECUTIVE OFFICER SUMMIT BANCORP, 2680 WEST MARKET STREET, AKRON, OHIO 44333

                                 (330) 864-8080

            (Name, Address and Telephone Number of Agent for Service)

                                    COPY TO:

                   Stanley E. Everett, Esq., Brouse & McDowell
         500 First National Tower, Akron, Ohio 44308-1471 (330) 535-5711

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------
                                                          PROPOSED                 PROPOSED
         TITLE OF                                         MAXIMUM                  MAXIMUM
         SECURITIES                  AMOUNT               OFFERING                 AGGREGATE              AMOUNT OF
         TO BE                       TO BE                PRICE PER                OFFERING               REGISTRATION
         REGISTERED                  REGISTERED           SHARE (1)                PRICE (1)              FEE
- ------------------------------------------------------------------------------------------------------------------------
Common Stock                         25,000 shares          $36.00                 $900,000               $310.34
- ------------------------------------------------------------------------------------------------------------------------

1 Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and (h) under the Securities Act of 1933, on the basis of the average of the bid and asked prices for shares of the Company's Common Stock as of August 12, 1996 with respect to shares for which options have not yet been granted and the average exercise price with respect to shares for which options have been granted.

                                     PART II

ITEM 3   INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Summit Bancorp ("Company") with the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934 ("Exchange Act") are herein incorporated by reference: (1) Annual Report on Form 10-K for its fiscal year ended December 31, 1995; and (2) Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31 and June 30, 1996.

        All documents filed by the Company with the Commission pursuant to
        Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

        The description of the Company's Common Stock contained in Amendment No. 2 to the Company's Registration Statement No. 33-29708 on Form S-1 filed with the Commission on January 22, 1990 pursuant to the Securities Act of 1933 is incorporated herein by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company's Amended and Restated Code of Regulations ("Regulations") provide, to the extent provided by law, that the Company shall indemnify any director or officer and any former director or officer of the Company and any such director or officer who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. The indemnification provided in the Regulations does not restrict the right of the Company (i) to indemnify employees, agents and others to the extent not prohibited by law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause
        (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

        Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification as stated above. In addition, with respect to directors,
        Section 1701.13(E) provides that, under certain circumstances, unless a corporation's articles or regulations explicitly provide otherwise, a corporation must advance expenses to directors. The Company's Regulations do not provide otherwise. Such advances need be repaid only if it is proved in court that the director acted or failed to act with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

        The indemnification available is at all times subject to federal and state public policy limitations which may prevent or limit indemnification and does not affect a director's potential liability under the federal securities laws.

        Section 1701.13(E) also authorizes the Company to purchase and maintain insurance covering any director, trustee, officer, employee or agent for any liability asserted against him in, or arising out of, his status as such. The Company maintains such insurance for the benefit of such persons, including coverage for liabilities under the Securities Act of 1933, as amended (the "Securities Act").

        The Company also has entered into indemnification agreements with its directors and executive officers ("Indemnitees"), which create a contractual right of Indemnitees to indemnification from the Company.

        The form of indemnification agreement allows Indemnitees to select indemnification rights to the extent of the highest and most advantageous to the Indemnitee, as determined by the Indemnitee, of one or any combination of the following:

             (a) the benefits provided by the Regulations in effect on the date of the respective indemnification agreement;

            (b) the benefits provided by the Regulations, the Company's Second Amended and Restated Articles of Incorporation ("Articles"), or their equivalent in effect at the time expenses are incurred by the Indemnitee;

            (c) the benefits allowable under Ohio law in effect at the date of the respective indemnification agreement;

            (d) the benefits allowable under the law of the jurisdiction under which the Company exists at the time expenses are incurred by the Indemnitee;

            (e) the benefits available under any liability insurance obtained by the Company; and

            (f) such other benefits as are or may be otherwise available to Indemnitee.

        An Indemnitee has the right to be reimbursed for expenses as incurred if he files with the Company an undertaking to repay any amount which it is ultimately determined he must repay. Such reimbursement for expenses of directors is mandatory under Section 1701.13(E), but discretionary as to officers and other persons.

        Payments by the Company under the indemnification agreements will be made from insurance or from general assets to the extent insurance is unavailable. The agreements allow the Company to purchase and maintain liability insurance for so long as it is available on a basis acceptable to the Company.

        No indemnification is required under the agreements with respect to (i) any proceeding initiated by an Indemnitee without the consent or authorization of the Board of Directors of the Company, provided that this exclusion does not apply with respect to any claims brought by an indemnitee to enforce rights under the Indemnitee's agreement or in any proceeding initiated by another person or entity whether or not such claims were brought by an Indemnitee against a person or entity who was otherwise a party to such proceeding, (ii) those actions, fines or penalties specifically excluded from indemnification coverage under applicable Ohio law, such as any claim as to which it is finally proved in court that the indemnitee acted with willful misfeasance, or willful disregard of his duties, except to the extent that the court shall determine that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity; or (iii) any payment required under Section 16(b) of the Securities Exchange Act of 1934, as amended.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable

ITEM 8.  EXHIBITS

        NUMBER     DESCRIPTION

        5          Opinion of Brouse & McDowell regarding legality of securities being offered

        23(a)      Consent of Crowe, Chizek and Company LLP

        23(b)      Consent of Brouse & McDowell (included in Exhibit 5)

        24         Powers of Attorney

        99         Summit Bancorp 1989 Stock Incentive Plan

ITEM 9.  UNDERTAKINGS

        (a)        The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
        Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on August 15, 1996.

                                       SUMMIT BANCORP

                                       By: /s/ David C. Vernon
                                          --------------------------------------
                                           David C. Vernon
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf in the capacities indicated on the 15th day of August, 1996:

     SIGNATURE                                TITLE
     ---------                                -----
/s/ David C. Vernon                  President, Chief Executive Officer
- --------------------------           and Chairman of the Board
David C. Vernon                      (Principal Executive Officer)

       *                             Vice President and
- --------------------------           Chief Financial Officer
Jon W. Park                          (Principal Financial Officer)

       *                             Comptroller
- --------------------------           (Principal Accounting Officer)
Charles P. Murphy

Directors:     Robert G. Andrews, Charles E. Conner*, W. Gary Diehl*, Nicholas
               T. George, Philip P. Lutz, Jr.*, Donald J. McDaniel*, John J.
               Olszeski*, Eva H. Poinar*, Jerry F. Whitmer*

*By: /s/ David C. Vernon
    ------------------------------
       David C. Vernon
       Attorney-In-Fact**
       Dated: August 15, 1996

** Pursuant to authority granted by powers of attorney, copies of which are filed herewith.

                                INDEX OF EXHIBITS

5 Opinion of Brouse & McDowell regarding legality of securities being offered

23(a)    Consent of Crowe, Chizek and Company LLP

23(b)    Consent of Brouse & McDowell (included in Exhibit 5)

24       Power of Attorney

99       Summit Bancorp 1989 Stock Incentive Plan